As filed with the Securities and Exchange Commission on February 22, 2002

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933




                         Food Palace International, Inc.
               --------------------------------------------------
              (Exact name of small business issuer in its charter)


              Nevada                   5411                     75-29887732
(State or other jurisdiction of  (primary standard            I.R.S. Employer
 incorporation or organization)   industrial code)        Identification Number)



                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       ----------------------------------
          (Address and telephone number of principal executive offices)

                               Agent for Service:
                             Daniel Najor, President
                            FPAL International, Inc.
                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406
                       ----------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                                            CALCULATION OF REGISTRATION FEE

  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
       Title of each                                    Proposed               Proposed
         Class of                 Amount                 maximum                Maximum               Amount of
     Securities to be              To be             offering price            Aggregate            registration
        registered              Registered              per unit            Offering price               fee
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                 Maximum:
          Class A                4,000,000                $1.00              $4,000,000.00            $956.00
       Common Stock              Minimum:
                                    20,000                $1.00              $   20,000.00
  ------------------------ ---------------------- ---------------------- ---------------------- ----------------------

--------------------------------------------------------------------------------
*This registration fee is calculated at $.000239 for the 4,000,000 shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457 (o)."
--------------------------------------------------------------------------------


Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.


     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                February 22, 2002

                            FPAL INTERNATIONAL, INC.
                                     "FPAL"

                              3550 National Avenue
                           San Diego, California 92113
                       (619) 234-2156, Fax (619) 234-5406

------------------------- ---------------------- ---------------------- ----------------------
     Title of each                                     Proposed               Proposed
        Class of                 Amount                 maximum                Maximum
    Securities to be              To be             offering price            Aggregate
       registered              Registered              per unit            Offering price
------------------------- ---------------------- ---------------------- ----------------------
        Class A                 Maximum:
      Common Stock              4,000,000                $1.00              $4,000,000.00
                                Minimum:
                                 20,000                  $1.00              $   20,000.00
------------------------- ---------------------- ---------------------- ----------------------

     This is a self underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering. This offering will end on February 28, 2003. Funds derived from this offering will be escrowed until the minimum of 20,000 shares at $1.00 per share ($20,000) is sold. If only the minimum number of shares are sold (20,000), then the Company will only have a small surplus after the costs of this registration statement are paid.

     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. There is a minimum of 20,000 common shares of stock being offered to the public, and all funds will be escrowed, in an escrow account, until the minimum amount of the offering or 20,000 shares have been sold. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor(s) in its entirely, without interest, on or before ten days after the completion date of February 28, 2003. No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares offered. FPAL's stock is not listed on any national securities exchange or the NASDAQ Stock Market. FPAL intends to apply to have its shares traded on a regional exchange and/or the OTC Bulletin Board under the symbol:

                                     "FPAL"

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 8

     Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained in this document. FPAL has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.



                                        TABLE OF CONTENTS
                                        -----------------

PART I - Prospectus                                                                           Page
                                                                                              ----
   Prospectus Summary..........................................................................6
   Risk Factors............................................................................... 8

         FPAL Is In Its Earliest Stages Of Development And May Never
              Become Profitable and Could Cause The Investor To Lose All
              Or Part Of The Investment........................................................8

         FPAL Has No Operating History And Financial Results Are Uncertain
              And Could Cause The Investor To Lose All Or Part Of The
              Investment...................................................................... 8

        FPAL Has Entered Into A "Non-Arms Length" License Agreement With
              A Licensor With Similar Officers And Directors Which Could
              Possibly Affect The Objectivity Of The Management Of The
              Company Which Could Cause The Investor To Lose All Or
              Part Of The Investment...........................................................9

        A Portion of FPAL's Issued And Outstanding Shares Are Owned By
              Related Parties Which Could Cause The Investor To Lose All
              Or Part Of The Investment........................................................9

        FPAL's Dependence On Local  Owner/Operators For Sales Could Cause The
              Investor To Lose All Or Part Of The Investment. .................................9

         FPAL's Dependence On Internet Sales And Telefaxed Sales Could
              Cause The Investor To Lose All Or Part Of The Investment.........................9

         FPAL's  Dependence  On  Franchising Locations Could Cause The
              Investor To Lose All Or Part Of The Investment. .................................9

         FPAL's  Dependence On The Ability To Acquire  Suitable Locations
              Could Cause The Investor To Lose All Or Part Of The Investment...................9

         FPAL's Dependence On Franchise Sales Agents Could Cause The
              Investor To Lose All Or Part Of The Investment..................................10

         FPAL's Heavy Dependence On Key Management Whose Time And
              Attention To FPAL Could Result In Delays Or Business Failure
              Could Cause The Investor To Lose All Or Part Of The Investment..................10

         FPAL's Heavy  Dependence  On Key  Management  Who Have Not Sold
              Food Store Locations Could Cause The Investor To Lose All Or
              Part Of The Investment..........................................................10

         FPAL's Customer Liability Could Cause The Investor To Lose All Or
              Part Of The Investment..........................................................11



                                                3

         FPAL's Inability To Manage  Growth  Could  Cause The  Investor To
              Lose All Or Part Of The Investment,.............................................11

         FPAL's Lack Of A Market Survey And Industry  Information  Could
              Cause The Investor To Lose All Or Part Of The Investment. ......................11

         FPAL's Competition Could Cause The Investor To Lose All Or Part
              Of The Investment...............................................................12

         FPAL Has No Assurance Of Future Industry Growth And Could Cause
              The Investor To Lose All Or Part Of The Investment..............................12

         FPAL's Potential Business Combinations Dilute Stockholder Value
              And Could Cause The Investor To Lose All Or Part Of The Investment..............12

         FPAL's Potential  Business  Combinations  Could Be Difficult To
              Integrate  And May  Disrupt  Business  Operations  And Could
              Cause The Investor To Lose All Or Part Of The Investment........................13

         FPAL May Enter Into A New Line Of Business Which Investors Could
              Not Evaluate And Could Cause The Investor To Lose All Or
              Part Of The Investment..........................................................13

         FPAL May Need Additional Financing Which May Not Be Available Or
              Which May Dilute The Ownership Interests Of Investors And
              Could Cause The Investor To Lose All Or Part Of The Investment..................14

         FPAL's Common Stock Has No Prior Market And Prices May Decline
              After The Offering And Could Cause The Investor To Lose All
              Or Part Of The Investment.......................................................14

         FPAL's Investors May Face Significant Restrictions On The Resale
              Of FPAL's Stock Due To State And Federal Blue Sky Laws And
              Could Cause The Investor To Lose All Or Part Of The Investment..................14

         FPAL's Investors May Face Significant Restrictions On The Resale
              Of FPAL's Stock Due To Federal Penny Stock Regulations And
              Could Cause The Investor To Lose All Or Part Of The Investment..................15


         FPAL's Offering Is That Of A Direct Participation, Self
              Underwritten And On A Minimum/Maximum, Best Efforts Basis
              And If The Minimum Amount Is Not Achieved, The Investor's
              Funds May Be Held, Without Interest, Until Ten Days After
              The Offering Completion Date....................................................15

         FPAL's Board of Directors Has The Ability To Designate The
              Rights, Preferences And Privileges Of The Authorized
              Preferred Shares And Could Cause The Investor To Lose All Or
              Part Of The Investment. ........................................................16


                                                4

         FPAL's Officers, Directors And Principal  Shareholders  Hold A
              High Percentage Of FPAL's Shares Of Stock And Could Cause
              The Investor To Lose All Or Part Of The Investment. ............................16


   Use Of Proceeds............................................................................16
   Dilution ..................................................................................17
   Determination Of Offering Price............................................................19
   Plan Of Distribution.......................................................................19
   Legal Proceedings..........................................................................19
   Directors, Executive Officers, Promoters And Control Persons...............................19
   Security Ownership Of Certain Beneficial Owners And Management.............................21
   Description Of Securities..................................................................22
   Interest Of Named Experts And Counsel......................................................22
   Disclosure Of Commission Position On Indemnification For
     Securities Act Liabilities...............................................................23
   Description Of Business....................................................................25
   Management's Discussion And Analysis Or Plan Of Operation..................................26
   Description Of Property....................................................................27
   Certain Relationships And Related Transactions.............................................27
   Market For Common Equity And Related Stockholder Matters...................................28
   Executive Compensation.....................................................................28
   Financial Statements.......................................................................29

PART II - Information Not Required in Prospectus

   Indemnification Of Directors And Officers..................................................30
   Other Expenses Of Issuance And Distribution................................................30
   Recent Sales Of Unregistered Securities....................................................31
   Exhibits ..................................................................................31

Undertakings..................................................................................32

Part I - Prospectus
-------------------

                               PROSPECTUS SUMMARY
                               ------------------

     The following summary of FPAL is qualified in its entirety by and should be read in conjunction with the more detailed information and the FPAL Financial Statements and notes appearing elsewhere in this Prospectus.

     An investor is not limited to a minimum or maximum amount of shares allowed to be purchased, pending availability. There is a minimum amount of 20,000 shares to be offered and all funds will be escrowed in an escrow account until the minimum amount of the offering (20,000 shares) has been achieved. In the event that the minimum amount of 20,000 shares is not sold by the completion date of February 28, 2003, all funds shall be returned to the investor in its entirety, without interest, on or before ten days after the completion date of February 28, 2003.

     There will be no affiliates of FPAL allowed to purchase shares to achieve the minimum amount of the offering.

     There is no maximum amount that any investor may purchase, although if the purchaser acquires more than 5% of the total issued and outstanding shares of FPAL, then certain restrictions shall be applied as the investor would be defined as a "control person" and subject to resale restrictions and notification to resell the shares of stock acquired in this offering.

     The common shares of stock offered for sale are $1.00 per share of stock. All funds received will be paid in its entirety to FPAL and there is no commission charged for the sale of the shares in this offering This offering is self-underwritten and no officer and director who will be selling this offering is charging a commission to FPAL.


     The net proceeds to FPAL from the sale of the maximum amount of 4,000,000 shares of common stock offered by FPAL is $4,000,000, less the $15,000 in costs to register this offering or $3,985,000. The use of proceeds from this offering shall be dedicated to the implementation of FPAL's business plan which is further defined in the "Use of Proceeds". In the event that only the minimum amount of 20,000 shares is sold, then $15,000 shall be used to pay for the offering expenses, only leaving a surplus of $5,000 toward general corporate expense . In the event that only 500,000 shares of stock are sold, then FPAL would concentrate its business plan on a local basis until such time as the business can carry itself and then expand to other areas. In the event that 1,000,000 shares of stock are sold, then FPAL can initiate its plan on a local basis and expand regionally as sales and income permit. If FPAL is only able to sell a minimum or portion of the shares of stock offered, there is no assurance that FPAL will be able to obtain further financing which could possibly make FPAL's shares of common stock decrease substantially or to become worthless. All investors are subject to the provisions of the Subscription Agreement and completion of the Prospective Purchaser Questionnaire, which includes the amount of shares purchased, the price of the shares, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated investor" indicators. The purchaser must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be a qualified investor.



                                Investment Risks

     An investment in this offering involves a high degree of risk. FPAL is a development stage company. The market for FPAL's products is highly competitive, and the "FPAL" concept is not well known. FPAL has not developed its potential market and, as such has no market acceptance. FPAL has a limited operating history and a history of operating losses. FPAL's loss for the 12 months period ending December 31, 2001 was $0. FPAL's loss for the period ending January 31, 2002 was $300. Since inception of development stage on April 21, 1998, FPAL has accumulated a deficit of $820. FPAL may continue to incur net losses in the future and there is no assurance that FPAL will ever be profitable.

Food Palace International, Inc.

     Food Palace International, Inc. (FPAL), formerly known as Tejon Acquisition Corp., is a development stage company which was incorporated in the State of Delaware on April 21, 1998 under the name of Tejon Acquisition Corp. Tejon Acquisition Corp. then implemented an agreement of merger and plan of reorganization with Food Palace International, Inc., organized in Nevada on January 23, 2002, to effect a change of domicile to the State of Nevada and a name change to Food Palace International, Inc. The date of the merger between Tejon Acquisition Corp. and Food Palace International, Inc. was January 25, 2002. FPAL has a share capitalization of 100,000,000 common shares of stock, at a par value of $.001 and 10,000,000 preferred shares of stock, at a par value of $.001. FPAL's executive offices are located at 3550 National Avenue, San Diego, California 92113. The rent and other overhead expenses incurred have been paid by stock distribution.

      On September 18, 1998, Tejon Acquisition Corp., now known as Food Palace International, Inc. (FPAL), entered into a license agreement with Contexual Trading Company, Inc., a California corporation ("Contexual"), to develop Latin American specialty grocery stores, complete with "on-site" tortilla factory, in-house bakery and delicatessen within the territory of the United States of America and segmented variations of the FPAL format. FPAL plans to implement its business by franchising the FPAL concepts and variations of the FPAL to attract full service and segmented service franchise holders, and by owning company owned large and small stores either by joint venture partnerships or outright, depending on the financial condition of FPAL. FPAL's management has a franchise concept for full service grocery stores, complete with the on-site tortilla factory, bakery and delicatessen in a 10,000 square foot location, which is half the size of the Licensor's location, known as "Food Palace Supermarket". Another franchise possibility is that of smaller locations which would only include the Latin American bakery and take out food facility. These smaller franchise locations could be utilized in a 3,000 square foot location to 7,500 square foot location depending on the location, needs of the community, and the franchise capabilities of the franchisee. The Licensor, Contexual, started the first "Food Palace Supermarket", a Latin American grocery store and related services in 1974 in San Diego, California within a 21,000 square foot facility. This store, known as the "Food Palace Supermarket", is owned entirely by Contexual. The existing "Food Palace Supermarket" store, has 130 full and part time employees and has developed its own specialty food line which is marketed under the tradename of "Azteca" products. The name, "Azteca", is not trademarked. The management of FPAL and Contexual have similar officers and directors. FPAL will use this location as a model for future stores and franchise store sales. Management of FPAL believes that the Latin American food segment is growing and that there is a potential market in areas with a large Latin American population and in other areas where Latin American food is popular. This relatively new concept in the specialty grocery industry and take out food providers gives the consumer a large selection of packaged and take out Latin American food products. FPAL is researching the franchise industry for a franchise specialist consulting and marketing firm to market the various FPAL franchise concepts to potential franchisees.


Market Opportunity

     Management of FPAL believes that the affordable and high quality specialty food products could have a viable market within various urban areas including those with or without a large Latin American population. Certainly, the first target areas shall be those with a Latin American influence. As FPAL is solely dependent upon this offering to commence and sustain their business operations, it is highly unlikely that FPAL will be able to commence and sustain operations unless the maximum amount, or close to the maximum amount of shares, is sold to investors by way of this offering by February 28, 2003. Further, it is hereby stated that time is of the essence in the obtaining of financing to enable FPAL to commence and sustain their business objectives.

     FPAL intends to implement its business plan by entering into a number of franchise agreements for other owner/operators to own the FPAL full service and variaton locations and pay a franchise fee of $50,000 to $150,000 to FPAL, depending on the format of the franchise locations, along with a 5% royalty on gross revenues. FPAL then pays the Licensor, Contexual, a 1% of that 5% or 20% of the royalty income. FPAL also pays the Licensor, Contexual, 10% of the proposed franchise fee or $5,000 for the $50,000 limited franchises and $15,000 for the $150,000 full service franchises. The current model for the FPAL proposed franchise programs, both full service grocery and take out food facilities, and the smaller variation franchises, is owned by the Licensor, Contexual, is over 21,000 square feet. FPAL has suggested that full service franchisee utilize a 10,000 square foot location to maximize profitability per square footage. A FPAL franchise location can be opened and stocked for $1,000,000. The franchisee must also pay the $150,000 franchise fee to FPAL. It is suggested, and will probably be required, that the franchisee have a $500,000 cash surplus over and above the opening costs and franchise fees to advertise and sustain the business for the first six months. The FPAL model is well established and profitable. FPAL management suggests that the smaller bakery and take out food franchises have a surplus of $250,000 in operating capital to sustain the business for the first six months. This cash surplus is in addition to the $50,000 in franchise fees paid to FPAL. FPAL management has developed programs for the franchisees to help them implement and manage the proposed large and small franchise locations. At the present time, FPAL has not filed their franchise plans and related documents with the Federal Trade Commission and has not initiated any legal research or incurred any legal expense in the preparation of the documents for the Federal Trade Commission. There are no potential franchise owners and FPAL must start to solicit their potential franchise owners as soon as they have operating funds. In the event that only the minimum amount of the offering is achieved or if only a small portion of the offering is achieved then FPAL will only be able to develop the franchise programs as permitted by the funds available.


         Name, Address, and Telephone Number of Registrant

         Food Palace International, Inc.
         3550 National Avenue
         San Diego, California 92113
         (619) 234-2156 phone; (619) 234-5406 fax


The Offering


      FPAL is offering up to 4,000,000 shares of its common stock at $1.00 per share. FPAL intends to have a licensed broker/dealer apply to the OTC Bulletin Board and/or a regional stock exchange, such as the Boston Stock Exchange (BSE), providing that ( meets the listing criteria of the BSE, following the clearance of this filing with the Securities and Exchange Commission.



                                  RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of FPAL. Investing in FPAL's common stock involves a high degree of risk. Any of the following risks could adversely affect the business of FPAL, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.


Investment Risks


     An investment in this offering involves a high degree of risk. FPAL is a development stage company. The market for its products and services is not yet established, and FPAL has not achieved market exposure and therefore, there is no market acceptance. FPAL has a limited operating history and a history of operating losses. FPAL's loss for the twelve months ended December 31, 2001 was $0. FPAL's loss as of January 31, 2002, was $300. FPAL incurred losses of $820 since their development stage inception period commencing April 21, 1998 until January 31, 2002. FPAL may continue to and is most likely to incur net losses in the future.



Risks Related to Food PalaceInternational, Inc.'s (FPAL) Business:


Food Palace Is In Its Earliest Stages Of Development And May Never Become
-------------------------------------------------------------------------
Profitable And Could Cause The Investor To Lose All Or Part Of The Investment.
------------------------------------------------------------------------------

     FPAL is in the early stages of development, with unproven management in a public company, and the "FPAL" concept is not yet well known in the marketplace. The "FPAL" concept and business requires further exposure and development before it can be a marketable and recognized alternative to conventional grocers and take out food providers. Further, even if the "FPAL" concepts and business and become fully developed and marketable, FPAL could fail before implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. FPAL has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. FPAL's success is dependent on a number of factors, which should be considered by prospective investors. FPAL has only recently commenced its business. There is no assurance that FPAL will ever operate profitably in the future and that it will be able to implement its business plan of creating Latin American grocery store, bakery and delicatessen locations, or small variations, either by franchising the concepts or obtaining company owned stores or joint venture partnership store locations. Even if FPAL is successful in the implementation of its business plan by obtaining the necessary financing to commence operations, there is no assurance that FPAL will be able to continue as a going concern and could cause the investor to lose all or part of the investment.


Food Palace Has No Operating History And Financial Results Are Uncertain And
----------------------------------------------------------------------------
Could Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------------

     FPAL is a developmental organization with no history of earnings or profit and there is no assurance it will operate profitably in the future and it faces all the risks of a new business. As a result of FPAL's limited operating history, it is difficult to forecast potential revenues, and there is no meaningful historical financial data to forecast planned operating expenses. Revenue and income potential is unproved and the business model, particularly the franchise model, is still emerging, therefore, no assurance can be given that FPAL will provide a future return on investment and could cause the investor to lose all or part of the investment.


FPAL Has Entered Into A "Non Arms Length" License Agreement With A Licensor With
--------------------------------------------------------------------------------
Similar Officers And Directors Which Could Possibly Affect The Objectivity Of
-----------------------------------------------------------------------------
The FPAL Management Which Could Cause The Investor To Lose All Or Part Of The
-----------------------------------------------------------------------------
Investment.
-----------

     FPAL's President, Daniel Najor and its Secretary/Treasurer, Nazar Najor, are officers and directors of the Licensor, Contexual, and have formed FPAL to be the franchise "arm" of the FPAL concepts. Even though Mr. Daniel Najor and Mr. Nazar Najor, through Contexual, can open other "FPAL" locations within the United States of America, the License Agreement with Contexual provides that Contextual cannot work with another franchising group or corporation to open "FPAL" locations. Even though it is the intent of either Mr. Daniel Najor or Mr. Nazar Najor, through Contexual, to open only a few additional specialty grocery stores at the present time, there is nothing to prevent Contexual from opening other locations in the future. It is possible that during the course of Contexual's daily business that Daniel Najor and/or Nazar Najor may find a location which would be suitable to a potentially profitably specialty grocery store and open that location for Contexual. The "FPAL" name is not trademarked. It is conceivable that FPAL will seek a suitable name which would be conducive to the FPAL concept to be tradenamed for the name recognition necessary in any successful franchise program. At the present time, there is no such name designated or contemplated for FPAL.


A Portion Of FPAL's Issued and Outstanding Shares Are Owned By Related Parties
------------------------------------------------------------------------------
Which Could Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------------------

     As of the date of this registration statement, 30.08% (1,300,000 shares)of the issued and outstanding shares of FPAL's stock is owned by Daniel Najor, (250,000 shares) Nazar Najor (250,000 shares), and their family members (800,000 shares). As the business of the Licensor, Contexual, was created as a family business, other family members are involved in the ownership of Contexual. Even though these other family members are not actively involved in the management of Contexual or FPAL, or in the day to day business of the FPAL or the Licensor, Contexual, and do not live in the same residences as the members of FPAL's management, it is conceivable that these family members would vote with management in the case of any shareholder dispute.


FPAL's Dependence On Local Owner/Operators For Sales Could Cause The Investor To
--------------------------------------------------------------------------------
Lose All Or Part Of The Investment.
-----------------------------------

      FPAL is relatively dependent upon the local owner/operators of the proposed "FPAL" locations to consummate the franchise grocery, bakery and delicatessen sales. Should these local owner/operators not be able to complete the expected sales generated by advertising methods, then FPAL will not have an adequate income to sustain an on going business, thereby significantly decreasing the value of FPAL's shares of stock and could cause the investor to lose all or part of the investment.

FPAL's Dependence On Internet And Telefaxed Sales Could Cause The Investor To
-----------------------------------------------------------------------------
Lose All Or Part Of The Investment.
-----------------------------------

      The market for direct grocery and/or take out food sales on the Internet and by direct telefax is an ever increasing potential source of revenue as the general use of the fax machine, computer and the Internet expands on a worldwide basis. The majority of the large grocery food chains accept online and telefaxed grocery and/or take out food orders, with free delivery for a minimum preset amount of groceries and/or take out food ordered. FPAL is placing emphasis on a well-designed website to be constructed upon the commencement of business. The direct sale method over the Interest is cost and time effective and becomes more effective as multiple locations are established. Further, there are some specialty grocery items which would be available to persons unable to find these specialty food products elsewhere. The website also serves as a promotional tool for other sales generated by other forms of advertising. Management of FPAL believes that at least 10% of its projected revenue will be derived from direct sales on the Internet. Another 10% could possibly be derived from grocery and/or take out food orders obtained at the FPAL location by telefax. FPAL's future Internet sales success will depend, in part, on the use of search engines to provide access to and services for their Internet customer base. There can be no assurance FPAL will be successful in using the Internet as a sales source and/or a promotional source for other types of consumer advertising. FPAL's success of the Internet generated sales also depends on continued use of the computer and expansion of the Internet. If there are limited sales derived from the Internet, this could cause the investor to lose all or part of the investment.


FPAL's Dependence On Franchising Locations Could Cause The Investor To Lose All
-------------------------------------------------------------------------------
Or Part Of The Investment.
--------------------------

     FPAL heavily relies upon its ability to enter into a number of franchise agreements to have franchisees own and operate the Latin American grocery stores and/or Latin American bakery and take out delicatessen food locations throughout the United States. Management of FPAL believes that to commence and to sustain its business, it is imperative to establish viable franchise programs. If FPAL is not able to establish successful and practicable franchise programs, then FPAL may not be able to continue its business. Further, if FPAL experiences disruptions, franchisee management competency or capacity constraints of the franchising programs, there may be no means of rectifying the problems on a timely basis or at all. This could cause the investor to lose all or part of the investment.


FPAL's Dependence On The Ability To Acquire Suitable Locations Could Cause The
------------------------------------------------------------------------------
Investor To Lose All Or Part Of The Investment.
-----------------------------------------------

     The inability or unwillingness of any third-party to provide the FPAL business with suitable locations could significantly limit FPAL's ability to capture and expand to new markets. This may have a material adverse effect on its business, financial condition and operating results and could cause the investor to lose all or part of the investment.


FPAL's Dependence On Franchise Sales Agents Could Cause The Investor To Lose All
--------------------------------------------------------------------------------
Or Part Of The Investment.
--------------------------

      FPAL is dependent upon salaried and commissioned franchise sales agents to provide potential franchise owners for the various FPAL full service and segment locations. The franchise industry is inundated with franchised food projects. There is no assurance that FPAL will be able to attract and sell the FPAL franchise concepts to potential franchisees. If FPAL does not achieve franchise sales to potential franchise owners, this may have a material adverse effect on its business, financial condition and operating results and could cause investors to lose all or part of the investment.


FPAL's Heavy Dependence On Key Management Whose Time And Attention To FPAL Could
--------------------------------------------------------------------------------
Result In Delays Or Business Failure And Could Cause The Investor To Lose All Or
--------------------------------------------------------------------------------
Part Of The Investment.
-----------------------

     Mr. Daniel Najor is serving as FPAL's President and Board Chairman, with no set compensation. Mr. Nazar Najor is serving as FPAL's Secretary/Treasurer and Director. Each of this officers and directors have received 250,000 shares of

FPAL's common shares of stock as incentive to organize and implement FPAL's business plan. The loss of both Mr. Daniel Najor's and Mr. Nazar Najor's services may hamper FPAL's ability to implement its business plan and could cause FPAL's shares of stock to be devalued. FPAL is dependent upon Mr. Daniel Najor's and Mr. Nazar Najor's entrepreneurial skills and experience to implement the business plan and their services would be difficult to replace. Mr. Daniel Najor's and Mr. Nazar Najor's time is not solely dedicated to FPAL and this fact may result in delay(s) in the completion of potential market development and implementation of the business plan. FPAL has no employment agreements with management, and there is no assurance these individuals will continue to manage FPAL's affairs in the future. FPAL has not obtained key man life insurance on Mr. Daniel Najor or Mr. Nazar Najor. Investors will not have any financial indicators to evaluate the merits of FPAL's business activity, therefore, investors should carefully and critically assess the background of Mr. Daniel Najor and Mr. Nazar Najor. This could cause the investor to lose all or part of the investment. See "Directors and Executive Officers".


FPAL's Heavy Dependence On Key Management Who Have Not Sold Food Store Locations
--------------------------------------------------------------------------------
Could Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------------

     Mr. Daniel Najor, Chairman and CEO of FPAL, and the senior officer group, have had no direct experience in the multiple sales of Latin American grocery stores, with bakeries and delicatessens and other Latin American take out food locations, although they do have direct experience in the marketing and sales of Latin American food products, both packaged and take out, within their own "Food Palace Supermarket" store in San Diego. None of the management group has experience in franchise sales and will rely solely on experienced franchise sales consultants and agents. Although Mr. Daniel Najor and Mr. Nazar Najor have general sales and marketing experience, FPAL must rely partly on outside marketing consultants and hired franchise professionals to assist in the development, sales and marketing decisions of the FPAL business.


FPAL May Have Overestimated The Marketability Of The FPAL Concept Which Could
-----------------------------------------------------------------------------
Cause The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------------

     Prior to the hiring and contracting of outside marketing and management individuals, FPAL may over estimate the marketability of the FPAL business and may under estimate the costs or difficulties associated with the development, marketing, selling of the FPAL concepts and systems. Any unanticipated costs or unforeseen difficulties could prevent FPAL from implementing its business plan, thereby limiting its potential profitability and significantly decreasing the value of FPAL's shares of stock and could cause the investor to lose all or part of the investment.


FPAL's Customer Liability Could Cause The Investor To Lose All Or Part Of The
-----------------------------------------------------------------------------
Investment.
-----------

     FPAL must partly rely on third party manufacturers for the specifications of the food products sold at FPAL locations. FPAL must carry general liability insurance to protect the customer from any and all liability on damaged food products sold by FPAL. FPAL may be subjected to various liability claims, including, inadequate facilities, especially within the tortilla factory, bakery and delicatessen areas, and inadequate warnings. In the event that FPAL does not have adequate insurance, that insufficient insurance coverage could have a material adverse effect on its business, financial condition and results of operations. At the present time, FPAL does not carry any insurance but intends to purchase all applicable liability insurance when FPAL commences operations. This reliance of general and product liability could cause the investor to lose all or part of the investment.


FPAL's Inability To Manage Growth Could Cause The Investor to Lose All Or Part
------------------------------------------------------------------------------
Of The Investment.
------------------

     FPAL's inability to manage growth depends in part upon the skills of management to sufficiently develop and expand its sales efforts, operating, management, information, and financial systems, as well as sales and marketing capacity, which may significantly increase its future operating expenses. No assurance can be given that FPAL's business will grow or that it will be able to effectively manage this future growth, if such growth occurs. FPAL's inability to manage its growth successfully, if realized, could have a material adverse effect on its business, financial condition and operating results and could cause the investor to lose all or part of the investment.

FPAL's Lack Of A Market Study And Industry Information Could Cause The Investor
-------------------------------------------------------------------------------
To Lose All Or Part Of The Investment.
--------------------------------------

       FPAL has not conducted a formal market study or survey of FPAL's potential market for the FPAL Latin American grocery store, tortilla factory, bakery and delicatessen, and the variations of the whole program, concepts for the United States market. FPAL's management believes that the FPAL concepts of specialized Latin American grocery sales and sales of take out foods has a unique and perceived value and the variations of the franchise possibilities is suitable for medium to larger franchise investors. The "on-site" tortilla factory, bakery and delicatessen lends itself to a much broader market than just Latin American grocery item sales. However, there can be no assurance that FPAL's advertising and associated promotions will create success for the projected FPAL large and small locations, thus having an adverse effect on FPAL's business, financial condition and operating results and could adversely cause a significant decline in the value of FPAL's stock and could cause the investor to lose all or part of the investment.


FPAL's Competition Could Cause The Investor To Lose All Or Part Of The
----------------------------------------------------------------------
Investment.
-----------

     Although FPAL has not conducted extensive market research on the potential Latin American grocery and take out food market for the FPAL concepts and system, management of FPAL recognizes that there is intense competition in the grocery and take out food industry. Many competitors are publicly held corporations with vast capital resources, multiple locations and name recognition.

      FPAL expects this competition to increase in the future. There is the possibility that FPAL has over-estimated the potential Latin American specialty grocery and take out food market. Should FPAL fail to attract and retain a customer base, FPAL could not sustain its business and this would result in a decline in its projected revenue and a loss of market share. Although FPAL has found few direct competitors to the various FPAL concepts and system, the total grocery and food market is very competitive and highly fragmented, with no clear dominant leader however this competition could cause the investor to lose all or part of the investment.


FPAL Has No Assurance Of Future Industry Growth And Could Cause The Investor To
-------------------------------------------------------------------------------
Lose All Or Part Of The Investment.
-----------------------------------

     There can be no assurance that the specialty grocery and take out food market's projected growth will occur or continue. Market information presented in this prospectus is inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors beyond FPAL's control. An adverse change in size or growth rate of the market for a Latin American specialty grocery and take out food locations is likely to have a adverse effect on FPAL's business, financial condition and operating results, resulting in a significant decline of the value of FPAL's stock and could cause the investor to lose all or part of the investment.


FPAL's Potential Business Combinations Dilute Stockholder Value And Could Cause
-------------------------------------------------------------------------------
The Investor To Lose All Or Part Of The Investment.
---------------------------------------------------

     FPAL may not be successful in developing a viable market for the FPAL business. In the event that FPAL cannot achieve reasonable sales after a significant and concerted effort, management will need to devote a significant portion of time to the evaluation of other business opportunities which may be available to FPAL. In the event of a business combination, the ownership interests of holders of existing shares of FPAL's stock will be diluted. Due to limited financial resources, should the initial business plan falter, the only way that FPAL will be able to diversify its activities would be to enter into a business combination.

       Any asset acquisition or business combination would likely include the issuance of a significant amount of FPAL's common shares of stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, FPAL's stockholders may not have an opportunity to vote on the transaction. For example, FPAL's Board of Directors may decide to issue an amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but FPAL's officers and directors must exercise their powers in good faith, with the best interests of the corporation in mind, however such business combination could cause the investor to lose all or part of the investment.


FPAL's Potential Business Combinations Could Be Difficult To Integrate And May
------------------------------------------------------------------------------
Disrupt Business Operations And Could Cause The Investor To Lose All Or Part Of
-------------------------------------------------------------------------------
The Investment.
---------------

     Any acquisition of a business or business combination could disrupt FPAL's ongoing business, distract management and employees and increase operating expenses. If FPAL acquires a company, it could face difficulties in assimilating that company's personnel and operations. In addition, the key personnel of the acquired company may decide not to work for FPAL. Acquisitions also involve the need for integration of administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions could limit FPAL's profitability and decrease the value of its stock. In addition, FPAL's liquidity and capital resources may be diminished prior to, or as a result of, the consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the acquired business entity and could cause the investor to lose all or part of the investment..


FPAL May Enter Into A New Line Of Business Which Investors Could Not Evaluate
-----------------------------------------------------------------------------
And Could Cause The Investor To Lose All Or Part Of The Investment.
-------------------------------------------------------------------


     In the event of a business combination, acquisition, or change in shareholder control, FPAL may enter in to a new line of business, which an investor did not anticipate and in which that investor may not want to participate. FPAL may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of FPAL's common shares of stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace FPAL's management. This potential new management may decide not to continue to implement FPAL's current business plan, and may decide to enter into a business completely unrelated business which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose part of the investment or their entire investment.



Financial Risks


FPAL May Need Additional Financing Which May Not Be Available Or Which May
--------------------------------------------------------------------------
Dilute The Ownership Interests Of Investors And Could Cause The Investor To Lose
--------------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------

     FPAL's ultimate success will depend on its ability to raise investment capital and no commitments to provide additional funds have been made by management or other shareholders. FPAL has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance funds will be available from any source or, if available, that they can be obtained on terms acceptable to FPAL. If additional capital is not available, FPAL's operations would be severely limited, and it would be unable to implement its business plan and could cause the investor to lose all or part of the investment.


Risks Related to the Securities Market

FPAL's Common Stock Has No Prior Market, And Prices May Decline After The
-------------------------------------------------------------------------
Offering And Cause The Investor To Lose All Or Part Of The Investment.
----------------------------------------------------------------------

     There is no public market for FPAL's common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of FPAL's common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for FPAL's common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of FPAL's securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in FPAL's common shares of stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in FPAL and could cause an investor to lose all or part of the investment.


FPAL's Investors May Face Significant Restrictions On The Resale Of FPAL's Stock
--------------------------------------------------------------------------------
Due To State Blue Sky Laws And Could Cause The Investor To Lose All Or Part Of
------------------------------------------------------------------------------
The Investment.
---------------

     Because FPAL's securities have not been registered for resale under the blue sky laws of any state. The holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell or purchasers to buy FPAL's securities. Each state has its own securities laws, often called "blue sky laws", which limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration. This governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration. FPAL does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for FPAL's shares of stock.

     Accordingly, investors should consider the secondary market for FPAL's securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification and could cause the investor to lose all or part of the investment.


FPAL's Investors May Face Significant Restrictions On The Resale of FPAL's
--------------------------------------------------------------------------
Shares Of Stock Due To Federal Penny Stock Regulations And Could Cause The
--------------------------------------------------------------------------
Investor To Lose All Or Part Of The Investment.
-----------------------------------------------

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because FPAL's securities may constitute "penny stock" within the meaning of the rules, the rules would apply to FPAL and its securities. The rules may further affect the ability of owners of FPAL's shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

     Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     o control of the market for the security by one or a few broker-dealers that are often related

     o    to the promoter or to the company;

     o manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     o "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     o one or more of the above could cause the investor to lose all or part of the investment.


FPAL's Offering Is A Direct Participation, Self Underwritten Minimum/Maximum,
-----------------------------------------------------------------------------
Best Efforts Basis, And If The Minimum Amount Is Not Achieved, The Investor's
-----------------------------------------------------------------------------
Funds May Be Held, Without Interest, Until Ten Days After The Offering
----------------------------------------------------------------------
Completion Date.
----------------

     All funds derived from the sale of FPAL's shares in this offering shall be escrowed until the minimum amount of $20,000 representing 20,000 shares @ 1.00 per share is achieved. If that amount is not achieved until the completion date of February 28, 2003, the investor's funds may be held, without interest, and not returned to the investor until 10 days after the completion date or February 28, 2003. There will not be any funds withheld in the event that the minimum amount is not achieved, however the investor will lose the benefit of interest on the funds held.


FPAL's Board Of Directors Has The Ability To Designate The Rights, Preferences
------------------------------------------------------------------------------
And Privileges Of The Authorized Preferred Shares And Could Cause The Investor
------------------------------------------------------------------------------
To Lose All Or Part Of The Investment.
--------------------------------------

     FPAL's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences are as opposed to the common shareholders. FPAL could issue preferred shares for assets or financing and FPAL's Board of Directors would have the sole authority to designate the rights attached to those preferred shares. Those preferred shares could convert into a pre-determined amount of common shares. This conversion from preferred shares to common shares would cause dilution to the investors shares. Every conversion from preferred shares to common shares will carry the voting rights of one vote per common share and could affect the control of the management of FPAL. Additionally, in the case of a corporate liquidation, preferred shareholders have preferred rights over common shareholders. Such rights of preferred shareholders could cause the investor to lose all or part of the investment.


FPAL's Officers, Directors And Principal Shareholders Hold A High Percentage Of
-------------------------------------------------------------------------------
FPAL's Shares Of Stock And Could Cause The Investor To Lose All Or Part Of The
------------------------------------------------------------------------------
Investment.
-----------

     FPAL's officers, directors and principal shareholders presently hold 1,300,000or 30.08% of FPAL's issued and outstanding shares of common stock. If the maximum amount of 4,000,000 shares are sold in this offering, then the officers, directors and principal (family member) shareholders will own, as a group, 15.63% of FPAL's issued and outstanding shares of stock; if the minimum amount of 20,000 shares of stock are sold in this offering, then the officers, directors and principal (family member) shareholders will still own 28.76 % of FPAL's issued and outstanding shares of stock; if 25% of the offering or 1,000,000 common shares of stock are sold, then the officers, directors and principal (family member) shareholders will own 24.44% of FPAL's issued and outstanding shares of stock; if 50% of the offering or 2,000,000 shares of common stock are sold, then the officers, directors and principal (family member) shareholders will own 20.57% of FPAL's issued and outstanding shares of stock. Such a large percentage of ownership of shares could cause FPAL's Board of Directors to act in favor of those large shareholders who have one vote per share and could cause the investor to lose all or part of the investment.


You Should Not Rely on Forward-Looking Statements Because They Are Inherently
-----------------------------------------------------------------------------
Uncertain
---------

     You should not rely on statements of business forecast in this prospectus. This prospectus contains statements of business forecast that involve risks and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend" and other expressions to identify these statements. Prospective investors should not place undue reliance on statements of business forecast, which apply only as of the date of this prospectus. FPAL's actual results could differ materially from those anticipated in these statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus.


                                 USE OF PROCEEDS

     The net proceeds to FPAL from the sale of the 4,000,000 shares of common stock offered by FPAL, at the public offering price of $1.00. per share, is $4,000,000, less the cost of the offering which is estimated to be $15,000, or $3,985,000. This Offering is a self-underwriting and management of FPAL is solely responsible for the sale of the stock. There is no commission being paid to management for the sale of the shares of stock and FPAL does not have commissioned sales people selling these shares of stock. If only the minimum amount of 20,000 common shares of stock are sold, then the entire amount of $20,000 shall be used to pay for the offering fees and FPAL would have a surplus of $5,000 for general corporate purposes. Investors should be aware that if FPAL is only able to sell the minimum amount of shares registered for sale in this offering ,there is no assurance that FPAL will be able to obtain any additional financing which would possibly make FPAL's share of common stock decrease substantially or to become worthless. If the maximum amount of common shares of stock are sold by way of this offering, FPAL expects to use the net proceeds in the following manner:

Net Proceeds if all shares (4,000,000 @$1.00) are sold by FPAL:  $4,000,000
        $ 2,000,000 -  Two Company Owned Full Service Stores
            500,000 -  Franchise Program for FPAL Franchises
            500,000 -  Advertising and Marketing
            500,000 -  Food Processing and Brand Manufacturing for
                         Franchise Locations
            485,000 -  General Working Capital
             15,000 -  Offering Expense
        Total Use of Proceeds: $4,000,000

Net Proceeds if 50% of the shares (2,000,000 @$1.00) are sold by FPAL:$2,000,000
       $  1,000,000 -  One Company Owned Full Service Store or Two Smaller
                         Company Owned Stores
            500,000 -  Franchise Program for FPAL Franchises
            250,000 -  Advertising and Marketing
            235,000 -  Working Capital
             15,000 -  Offering Expense
        Total Use of Proceeds:  $2,000,000

Net Proceeds if 25% of the shares (1,000,000 @$1.00) are sold by FPAL:$1,000,000
          $ 500,000 -  Franchise Program for FPAL Franchises
            200,000 -  Advertising and Marketing
            285,000 -  Working Capital
             15,000 -  Offering Expense
        Total Use of Proceeds: $1,000,000

Net Proceeds if the minimum  amount of shares are sold by FPAL: $20,000

     These funds will be used for the expenses of the offering, $15,000 and general corporate expenses of $5,000.

     The priorities in the use of proceeds is that to implement the franchise program for FPAL locations. The advertising and marketing expense is the next priority to achieve a customer base for franchise sales. The amount of the shares sold in the offering will determine how many markets (cities) the FPAL business plan will be implemented. If the maximum amount of shares of stock are sold, then FPAL will seek to implement its plan in the South Western region of the United States; if less than the maximum is sold, then FPAL will implement its business plan accordingly.

     In the event that FPAL is not successful in their first, second market or subsequent markets, if any, and if FPAL has exhausted all possibility of continuing with the FPAL concept, then Management will seek other profitable business opportunities and will act accordingly with the funds remaining. At this time, there is no plan to dedicate any funds to any other business than the FPAL concept. FPAL will continually evaluate other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. FPAL may use a portion of the proceeds for these purposes only if the FPAL concept is proven to be unsuccessful and there are no plans to spend any of the proceeds on other business. FPAL is not currently a party to any contracts pertaining to the acquisition of store locations or any real estate. FPAL is not a party to any letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than that as described herein. FPAL has not investigated any other business opportunity at this time and does not plan to do so unless the FPAL concept is not a viable business.

     FPAL has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, FPAL's management will have significant flexibility in applying the net proceeds of the Offering.



                                    DILUTION

     FPAL is authorized to issue a substantial number of shares of common stock, up to the authorized share capital of 100,000,000 common shares of stock and 10,000,000 preferred shares of stock, in addition to the shares comprising the shares in this offering. The preferred stock can be issued in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that FPAL does not achieve the maximum by way of this offering, FPAL will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of stock which could cause a material dilution to investors in this offering.

     As of January 31, 2002, FPAL had a net tangible book value of $0. The following table sets forth the dilution to persons purchasing shares in this offering without taking into account any changes in FPAL's net tangible book value, except for the sale of the shares in this offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if
(1) the minimum amount of shares are sold in this offering; (2) the midpoint amount of shares are sold in this offering (2,000,000 shares); and (3) the maximum amount of shares are sold in this offering.



--------------------------------------------------------------   ----------------------------------------------------------
                                                                                                            After Sale of
                              Prior to Sale   After Sale of                                 Prior to Sale     2,000,000
                              (Jan.31, 2002)  20,000 Shares                                 (Jan. 31, 2002)     Shares
--------------------------------------------------------------   ----------------------------------------------------------
Number of Shares                4,320,000       4,340,000        Number of Shares              4,320,000      6,320,000
--------------------------------------------------------------   ----------------------------------------------------------
Public offering price              n/a               1.00        Public offering price            n/a            1.00
per share                                                        per share
--------------------------------------------------------------   ----------------------------------------------------------
Net tangible book                                                Net tangible book
value per share of                                    0          value per share of                                   0
common stock before                                              common stock before
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Pro forma net tangible                                           Pro forma net tangible
book value per share                                             book value per share
of common stock after                              .0046         of common stock after                            .3165
the offering                                                     the offering
--------------------------------------------------------------   ----------------------------------------------------------
Increase to net tangible                                         Increase to net tangible
book value per share                                             book value per share
attributable to purchase                                         attributable to purchase
of common stock by                                 .0046         of common stock by                               .3165
new investors                                                    new investors
--------------------------------------------------------------   ----------------------------------------------------------
Dilution to new investors          n/a              .995         Dilution to new investors        n/a              .684
--------------------------------------------------------------   ----------------------------------------------------------






                                       17


---------------------------------------------------------
                                             After Sale
                                                 of
                            Prior to Sale    4,000,000
                           (Jan. 31, 2002)     Shares
---------------------------------------------------------
Number of Shares              4,320,000      8,320,000
---------------------------------------------------------
Public offering price            n/a           1.00
per share
---------------------------------------------------------
Net tangible book
value per share of
common stock before                                  0
the offering
---------------------------------------------------------
Pro forma net tangible
book value per share
of common stock after                              .48
the offering
---------------------------------------------------------
Increase to net tangible
book value per share
attributable to purchase                           .48
of common stock by
new investors
---------------------------------------------------------
Dilution to new investors        n/a               .52
---------------------------------------------------------



     FPAL's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.

      On May 3, 1998, 200,000 restricted common shares of stock were issued to the officers and directors of FPAL; 100,000 to Daniel Najor and 100,000 to Nazar Najor for organizational and management services from April 21, 1998 to December 31, 2001. On January 24, 2002, 300,000 restricted common shares of stock were issued to the officers and directors of FPAL; 150,000 to Daniel Najor and 150,000 to Nazar Najor for management services from January 1, 2002, to December 31, 2002. There is no plan to further compensate the officers and directors until the business is implemented and sales are achieved. At that time, the officers and directors services will be assessed. On September 18, 1998, 3,500,000 restricted common shares of stock were issued to Contextual Trading Co., Inc. or designees, in exchange for a license for the rights to open FPAL locations, under the name "Food Palace" or another mutually agreed to name, within the United States of America. On September 24, 1998, 300,000 restricted common shares of stock were issued to Contexual Trading Co., Inc., or designees, in exchange for management services pertaining to the license agreement pursuant to the development of the FPAL concept for company owned and franchise locations. These issuances are to be considered as a "non-arms length" transaction.

     This offering itself involves immediate and substantial dilution to investors. Any common shares of stock issued or preferred shares of stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of common shares of stock purchased in this offering.

                         DETERMINATION OF OFFERING PRICE

     FPAL arbitrarily determined the price of the common shares of stock in this Offering. The offering price is not an indication of and is not based upon the actual value of FPAL. The offering price bears no relationship to the book value, assets or earnings of FPAL or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.



                              PLAN OF DISTRIBUTION


     FPAL intends to sell a minimum of 20,000 shares of common stock and a maximum of 4,000,000 shares of its common stock to the public on a self-underwriting "best efforts" basis. There can be no assurance that any of these common shares of stock will be sold. The gross proceeds to FPAL will be $4,000,000, less the $15,000 in offering costs, netting FPAL $3,985,0000, if all the common shares of stock offered herein are sold by FPAL. The gross proceeds to FPAL will be $20,000 if only the minimum amount of common shares of stock offered herein is sold by FPAL and in that event, FPAL will be able to pay the offering costs of $15,000 and obtain a surplus of $5,000 which will be used for general corporate expense. In the event that FPAL sells common shares of stock in the Offering, no commissions or other fees will be paid, directly or indirectly, by FPAL, or any of its principals, in connection to any person or firm in connection with solicitation of sales of the common shares of stock. No public market currently exists for the common shares of FPAL's common stock. FPAL intends to have a licensed broker/dealer apply to have its shares traded on a regional stock exchange and/or the OTC bulletin board under the symbol "FPAL". All prospective purchasers will be subject to the provisions of the Subscription Agreement, Exhibit 4.2, and Prospective Purchaser Questionnaire. The Subscription Agreement will have the amount of shares to be purchased, the price of the shares, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of common shares of stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a qualified investor. If the prospective purchaser of common shares of stock in this offering does not meet the income and net worth requirement, then FPAL will reject such Subscription Agreement and return all funds, if received.




                                LEGAL PROCEEDINGS

     FPAL is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against FPAL or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.



              DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                          EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of FPAL.


  ----------------------------- ---------- ------------------------------------
  NAME                             AGE     POSITION
  ----------------------------- ---------- ------------------------------------

  Daniel Najor                     48      President, Board Chairman

  Nazar Najor                      57      Secretary/Treasurer and Director
  ----------------------------- ---------- ------------------------------------

     On April 24,1998, the Board of Directors was elected and installed. FPAL's Bylaws provide for their officers and directors to serve for a term of 2 years, Unless otherwise notified by way of a Board of Directors Meeting. Shareholders can elect new directors at an annual general shareholders meeting or extraordinary or special shareholders meeting which would take precedence over the 2 year term provision in the FPAL Bylaws. Therefore, the officers and directors will be elected for one-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.


     Daniel Najor, President and Board Chairman:
     -------------------------------------------

     Originally from Detroit, Michigan, Daniel Najor started his business career in the grocery business. In 1974, at the age of 21, purchased his first supermarket, Great Scott Supermarket in Lakeside, California with his brothers. Great Scott Supermarket was over 14,000 square feet and had gross sales of approximately $7,000,000 per annum. Mr. Daniel Najor owned 25% of that store and sold it two years later. Mr. Najor has over 25 years experience in the grocery business and has expertise in food retailing, food manufacturing, cost controls, and all facets of grocery and fresh food preparations. Mr. Najor presently operates the day to day activity of the "Food Palace Supermarket" grocery store, owned by Contexual Trading Company, Inc., the Licensor to FPAL. This location is over 21,000 square feet, has 130 full and part time employees, and has an annual sales volume in excess of $12 million and the store's volume per square foot is more than double the industry average. Mr. Najor is presently regarded as one of the foremost leaders in the Hispanic food market in Southern California.

     Mr. Najor has been involved in the financing business since 1984 and has completed over $200 million dollars in financing pertaining to real estate and corporate finance. Daniel Najor is President of DLN Financial, Inc. since its inception in 1986. Mr. Najor also serves as a director of Cypress Financial Services, Inc., a publicly held company.

     Mr. Najor is an experienced business executive and is also the President, Co-Founder and Director of Contexual Trading Company, Inc. , former Board Chairman and Founder of Virtual Gaming Technologies, Inc., "VGTI", a publicly held company. Mr. Najor is also Board Chairman and Founder of Callingcard Industries, Inc. and Board Chairman and Founder of Tierra Telecom, Inc.

     Mr. Najor has been married 19 years with 3 children, ages 17, 15 and 4. Daniel Najor is a licensed pilot, enjoys business and travel, founding technology projects and golf.





     Nazar Najor, Secretary/Treasurer & Director:
     --------------------------------------------

     Mr. Nazar Najor is a multi-faceted experienced business executive with an extensive retail grocery, restaurant and real estate development background. Mr. Najor is currently the Chief Executive Officer of Live Oak Springs Resort in Boulevard, California. Mr. Najor developed the entire resort and oversees the day to day operation of all departments of the resort, including the restaurant, market, lodging facilities, mobile home park, recreational vehicle park and PUC water company.

     In addition to Mr. Najor's development and overseeing the operations of the Live Oak Springs Resort, Mr. Najor also acts as an integral member of the Board of Directors of Contexual Trading Company, Inc., owner of the Food Palace Supermarket, San Diego, California. Mr. Najor has owned and managed the Lakeshore Farms Market in Lakeside, California and owned and managed the Rackhouse Restaurant in Lakeside, California.

     Mr. Najor has a diverse educational background in business, law and communications for a period of over 20 years, including 5 years of Philosophy and Science at the Rosicrucian Order, AMORC. Even though Mr. Najor has not obtained a degree in any one subject, he acts as a communications coach due to his education and training in Advanced Communications.

     Mr. Najor is married with four children and enjoys Tai Chi, Yoga and River Rafting

     Daniel Najor and Nazar Najor have been the only two officers and directors since the inception of FPAL on April 21, 1998.


                                 ADVISORY BOARD

     Mr. Nazar Najor, will act as Advisory Board Chairman for a term of two years. Mr. Nazar Najor is actively recruiting FPAL's first advisors. All advisors shall be compensated with restricted common shares of FPAL's stock commensurate with their services.



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of January 31, 2001, FPAL's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by FPAL to own beneficially, more than 5% of its common stock, and the share holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares shown.





--------------------------------------------------------------------------------
                                                                  Percentage of
Name                                            Shares Owned      Shares Owned
--------------------------------------------------------------------------------

Daniel Najor, President and Board Chairman         250,000            5.78%
  3550 National Avenue
  San Diego, California 92113

Nazar Najor, Secretary/Treasurer & Director        250,000            5.78%
  3550 National Avenue
  San Diego, California 92113

Other Najor family members As a Group              800,000           18.52%
Each family member owns less than 5%

--------------------------------------------------------------------------------
  ALL EXECUTIVE OFFICERS & DIRECTORS
  AND SIGNIFICANT EMPLOYEES, AND
  BENEFICIAL OWNERS AS A GROUP                   1,300,000           30.08%
--------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

     The following description of FPAL's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by FPAL's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of FPAL consists of 110,000,000 shares of stock: 100,000,000 shares of Common Stock having a par value of $0.001 per share and 10,000,000 shares of Preferred Stock having a par value of $0.01 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of FPAL's common stock.

     The holders of shares of common stock of FPAL do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of FPAL's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of the corporation, FPAL's shareholders are entitled to receive, ratably, the net assets of FPAL available to shareholders after payment of all creditors. Article IV in FPAL's Articles of Incorporation states that: "The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 preferred stock. Article V of FPAL's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". FPAL's Bylaws, Article II provides for an annual shareholders meeting to be held on or before June 30th of each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.

     As of the date of this Registration Statement, there are 4,320,000 common shares of stock issued and outstanding and 147 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. FPAL's officers and directors have been issued a total of 500,000 restricted shares each, representing 250,000 shares for each of the 2 officers/directors. All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of FPAL's common stock are issued, the relative interests of existing shareholders may be diluted.



                      INTEREST OF NAMED EXPERTS AND COUNSEL

     These experts have been retained in connection with the registration of this offering of FPAL's common shares of stock. Mr. Tolan Furusho, Attorney at Law, 12729 Northup Way, Bellevue Washington 98005, (425) 452-8639, was retained to provide a legal opinion regarding the corporation in connection with this offering. Mr. Furusho does not own shares of stock of FPAL. Mr. Rex Andersen, CPA, of Andersen, Andersen & Strong, 941 East 3300 South, Salt Lake City, Utah 84106, has been engaged to provide the audited financial statements in connection with this offering. Mr. Rex Andersen does not own any shares of stock of FPAL.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


    FPAL's Bylaws, filed herewith as Exhibit 3.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of FPAL or is or was serving at the request of FPAL as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of FPAL pursuant to the foregoing provisions or otherwise, FPAL has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.



                             DESCRIPTION OF BUSINESS



Background
----------


     Food Palace International, Inc., (FPAL) was formed as Tejon Acquisition Corp. under the laws of the State of Delaware on April 21, 1998. On January 23, 2002, Food Palace International, Inc was incorporated in the State of Nevada. The Delaware corporation entered into a merger agreement with the Nevada Corporation, pursuant to an Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was January 25, 2002. The Nevada corporation issued its shares on a one for one basis with the Delaware corporation. FPAL is in its early developmental and promotional stages. To date, FPAL's activities have been to evaluate certain business opportunities commencing with the potential market of soy based substitute milk product in the Middle East and elsewhere. That project was abandoned when the opportunity of the FPAL concept was presented.

     On September 18, 1998, FPAL acquired the rights to own and operate FPAL locations within the United States of America, from Contexual Trading Co., Inc., a corporation with similar officers and directors as FPAL. This is the only asset of FPAL. FPAL's efforts have been organizational, directed at the development of the FPAL franchise business and the raising of its initial capital. FPAL has not commenced commercial operations. FPAL has no full time employees and owns no real estate. FPAL's business plan is to enter the market with the FPAL concepts and system on the most cost effective basis known to management, i.e. the franchising of large and small FPAL locations to owner/operator franchisees which will be initially implemented upon financing.


     There are both common and preferred shares authorized by FPAL. FPAL's has a share capitalization of 100,000,000 common shares at a par value of $.001 per share and 10,000,000 preferred shares authorized, at a par value of $.001. There were 10,000,000 preferred shares of stock authorized in the predecessor Delaware corporation. FPAL's principal executive offices are located in San Diego, California within the offices of the Licensor, Contexual, at 3550 National Avenue, San Diego, California 92113. The rent and other overhead expenses incurred have been paid by stock distribution.

General
-------


     In addition to the FPAL franchise concept, FPAL intends to create company owned full service and segmented locations or joint venture locations with potential outside investors. The FPAL concept is adaptable to all major cities throughout the United States of America due to the increased popularity of Latin American food and food products.

     FPAL is seeking locations of approximately 10,000 square feet for the larger, full service locations, which is one half the size of the existing model "Food Palace Supermarket" owned by the Licensor, Contexual. This lesser square footage should provide for potential higher profit margins in the company owned or joint ventured locations and/or in the franchise locations. The smaller variable franchises of the bakery and take out food locations can be utilized in 3,000 square foot to 7,500 square foot locations, depending on the locations and other considerations.

     The primary objective of the business of FPAL is to create a market for the FPAL Latin American specialty grocery and/or Latin American specialty take out food take out business to locations initially with a large Latin American population. The management of FPAL believes that the affordable price points and large selection of the Latin American specialty food products and/or take out foods of the FPAL concepts and system will attract a segment of the general population as well as the Latin American population. The proceeds from this offering shall be partially dedicated to the acquisition of company owned stores, if the maximum amount of shares are sold by way of this offering, and to fully implement the franchise programs. If only a portion of the maximum amount of shares are sold by way of this offering, then FPAL shall concentrate its efforts on the sale of large, full service franchises and small, segmented franchises and/or joint venture projects. See "Use of Proceeds".

     Upon the initial marketing of the FPAL concepts, FPAL plans to expand its business through the franchising of suitable locations. FPAL is also seeking joint venture partners to open and operate FPAL locations. There is no assurance that FPAL will ever be able to sell the FPAL concepts to the potential franchise purchasers or that the FPAL concepts will be accepted by the consumer. Additionally, if FPAL cannot obtain the necessary working capital, it is doubtful that FPAL will be able to continue to operate as a going concern. FPAL will only continue to operate its business as long as it is able to obtain financing.



Marketing Approach
------------------

     Upon financing and commencement of business, FPAL will then attempt to advertise the FPAL concepts and solicit joint venture partners and potential franchise owner/operators. FPAL may also select a tradename, suitable to tradename protection, under which to market the FPAL concepts and system. FPAL will also build a website for direct Internet and related franchise sales. This franchise marketing strategy, pursuant to FPAL's initial market research, is the least costly and most comprehensive method to advertise at this initial stage of corporate and franchise sales development. FPAL has not conducted a formal market study in connection with the implementation of FPAL's business plan.

     The business approach used by many companies marketing new products or, in this case, a relatively selective grocery market and system, is to establish as many franchise sales as possible within the assigned territory of the United States of America. FPAL, is limited by working capital so the management of FPAL elects to utilize its limited capital to test the market and use those results to expand. Such expansion shall be financed by franchise sales, joint venture financing and/or other public financing. Direct sales on the web will focus through search engines for the specialty foods category. FPAL relies heavily on the knowledge of its officers and directors and other experts who may from time to time be hired by FPAL in their designated target markets.



Competition
-----------

     FPAL has not conducted a market study to specifically define the competition, however there are large dominant leaders in the grocery industry which have a large selection of Latin American foods, including Safeway, Albertsons, Lucky's, Ralphs, QFC, etc. which are publicly held and well known. There are a number of Latin American take out food locations such as Taco Bell and Taco Time, but these are more "fast food" oriented. These companies are profitable, heavily financed and have resources to establish many facilities and can advertise on a local and national basis. There are a few locations which have a similar concept to FPAL grocery line, but these locations are usually 1,000 to 2,500 square feet and are owned and operated by individual or closely held corporations. These "Mom and Pop" grocers are usually unable to buy in quantity and cannot pass on lower prices to their consumers. FPAL's management does not know if the large corporations or the "Mom and Pop" companies are planning on expanding into the target areas that FPAL has selected.



Government Regulations Regarding Franchise Sales.
-------------------------------------------------

     All franchises sold in the United States of America are regulated by the Federal Trade Commission. Management of FPAL does not perceive of any difficulty in receiving the approval from the Federal Trade Commission to sell the FPAL large and small franchises. However, at the time of this offering, FPAL has not sought legal counsel to research the franchise laws nor has FPAL applied for clearance from any regulator regarding the proposed franchise programs. FPAL is not aware of any additional governmental regulations or pending regulations pertaining to FPAL's business plan.



Employees
---------


     FPAL is a development stage company and currently has no employees. FPAL is currently managed by Daniel Najor, its President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director who comprise the Board of Directors. FPAL looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use marketing consultants, franchise consultants and sales agents, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. FPAL may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire shares of stock in FPAL, which would dilute the ownership interest of holders of existing shares of its common stock.



Available Information and Reports to Securities Holders
-------------------------------------------------------


     FPAL has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to FPAL and its common stock, see the Registration Statement and the exhibits and schedules. Any document FPAL files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. FPAL's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

       Upon completion of this offering, FPAL will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of FPAL's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for FPAL concepts and system. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. FPAL's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by FPAL described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with FPAL's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.


Plan Of Operation
-----------------

     It is the intention of FPAL to commence business operations when the offering is completed or partially completed. FPAL does not presently have any revenues and must develop the franchise programs criteria and file those franchise programs with the Federal Trade Commission. Management of FPAL will dedicate sufficient time in order to initiate its business plan once the funds become available. FPAL intends to expand the business by advertising and marketing the FPAL concept to potential franchisees and joint venture partners once it is practicable. There is no assurance that FPAL will be able to attract franchisee or joint venture partners to open FPAL locations.



Results of Operations
---------------------

     During the period from April 21, 1998 through January 31, 2002, FPAL has engaged in no significant operations other than organizational activities to market the FPAL concepts and system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by FPAL during this period.

     For the current fiscal year, FPAL anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. FPAL anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     FPAL's business plan is to complete the development stage marketing strategy for the FPAL concepts and system. FPAL will then determine the feasibility of marketing the FPAL concepts and system in various market segments on the most cost effective basis known to management.


Liquidity and Capital Resources
-------------------------------

      FPAL remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, FPAL's balance sheet as of January 31, 2002, reflects no assets.


     FPAL expects to carry out its plan of business as discussed above. FPAL has no immediate expenses. Mr. Daniel Najor and Mr. Nazar Najor will serve in their capacities without compensation until a market is developed for the FPAL concepts and system. There will be compensation for Officers and Directors once FPAL commences sales and can afford to pay its management.

     FPAL needs sufficient capital to commence their business plan. FPAL is relying upon this offering to provide the capital needs to implement their business plan to the extent that the offering is sold. If a minimum of 25% percent of the offering is sold, FPAL shall have a sufficient amount of capital to commence business and sustain that business for the first twelve months without the necessity of further financing.

      In addition, FPAL may engage in a combination with another business. FPAL cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which FPAL may eventually combine, if ever. FPAL has engaged in discussions concerning potential business combinations, but has not entered into any agreement for such a combination.

     FPAL will need additional capital to carry out its business plan or to engage in a business combination if the majority of the shares offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to FPAL or at all.




                             DESCRIPTION OF PROPERTY

     FPAL currently maintains its office at the office of FPAL's Officers and Directors, at 3550 National Avenue, San Diego, California 92113. The rent and other overhead expenses incurred have been paid by stock distribution.

      FPAL's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

      FPAL does not intend to or purchase separate office facilities. FPAL intends to operate its offices from its current facility, at no cost, until the business becomes profitable or when the proposed franchise program requires another office location outside the original "Food Palace Supermarket" store. At the present time, there is no such office space identified or rented or contemplated being rented.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Mr. Daniel Najor and Mr. Nazar Najor each own 5.78% of FPAL's common shares of stock. Neither Mr. Daniel Najor nor Mr. Nazar Najor and no other nominee for election as a director of FPAL, or the owner of five percent or more of FPAL's outstanding shares of stock, or any member of their immediate family has entered into or proposed any transaction, other than that as described herein, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts. As the Licensor, Contexual, is essentially family business, there are 18.52% of FPAL's outstanding shares owned by family members. These family members do not live at the same residences as management and are not actively involved in the business of FPAL, but could have a material affect on the decisions of management of FPAL. The officers and directors have received a total of 500,000 restricted common shares representing 11.56% of FPAL's common shares of stock in the amount of 250,000 common shares of stock for each of the two officers/directors. The officers and directors, combined with other family members own 30.08% of FPAL's issued and outstanding shares of stock. FPAL does not intend to have stock options offered to its officers, directors of significant employees.

       Of the 4,320,000 issued and outstanding common shares of stock as of the date of this offering, there are 4,020,000 restricted, common shares of stock issued over two years ago which could be possibly sold into the marketplace under Rule 144. Of these 4,020,000 common shares of stock, 200,000 common shares of stock are owned by the officers and directors, Daniel Najor and Nazar Najor (100,000 common share of stock each).

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for FPAL's securities. FPAL has no common stock equity subject to outstanding purchase options or warrants. FPAL has no securities convertible into its common stock equity. There are 4,020,000 issued and outstanding common shares that could be sold pursuant to Rule 144 under the Securities Act. FPAL has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by FPAL.

     As of January 31, 2002, there were 4,320,000 shares of common stock outstanding, held by 147 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of FPAL's authorized shares will be eligible for sale.

      There are no common shares of stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

      The amount of stock available for sale under the Rule 144 of the Securities Act is 4,020,000 which includes 2 00,000 shares of stock issued to the officers and directors.

     There are no shares of FPAL which are subject to registration rights. There are no other share agreements that are subject to registration.

      To date, FPAL has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon FPAL's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.



                             EXECUTIVE COMPENSATION


     No officer or director has received any cash remuneration from FPAL. The two officers and directors have received a total of 500,000 (250,000 each) restricted common shares of stock in exchange for expenses.

      The following table sets forth the executive compensation:


            SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR EXPENSES


 Name &                                                             Other
 Principal                                                          Annual
 Position                    Year        Salary       Bonus         Expenses
--------------------------------------------------------------------------------
 Daniel Najor                1998          None        None           $100*
 Board Chairman, CEO
                             2002          None        None           $150*


 Nazar Najor                 1998          None        None           $100*
 Sec./Treas.,
 Director                    2002          None        None           $150*


* These amounts represent 100,000 and 150,000 common shares of restricted shares issued to each of the above, valued at the par value price of $.001 for expenses.

     All of the above officers who each received 250,000 restricted shares of stock have no other remuneration, or stock options, promised or agreed upon for their services.


     FPAL has not implemented any employment stock option contracts for officers and directors and key management. It is possible that FPAL will adopt a plan to pay or accrue compensation to its officers and directors and key management for services related to the implementation of FPAL's business plan commensurate with FPAL's overall sales and projected profits. FPAL has no formalized stock option contracts, no retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once FPAL has achieved a profitable level of sales. FPAL has no employment stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of FPAL. The Officers and Directors currently do not receive any cash compensation from FPAL and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."



                              FINANCIAL STATEMENTS





CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ANDERSEN ANDERSEN & STRONG, L.C.
--------------------------------
Certified Public Accountants and Business Consultants

Member SEC Practice Section of the AICPA          941 East 3300 South, Suite 202
                                                      Salt Lake City, Utah 84106
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098

Board of Directors
Food Palace International, Inc.
San Diego, California

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Food Palace International, Inc. (development stage company) at January 31, 2002 and December 31, 2001, and the statements of operations, stockholders' equity, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002. These financial, statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Food Palace International, Inc. at January 31, 2002 and December 31, 2001, and the statements of operations, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February 7, 2002                                 s\Andersen Andersen & Strong LC




                         FOOD PALACE INTERNATIONAL, INC.
                           (Development Stage Company)
                                 BALANCE SHEETS
                     January 31, 2002 and December 31, 2001

------------------------------------------------------------------------------------



                                                                Jan 31       Dec 31
                                                                 2002         2001
                                                                -------      -------
ASSETS
CURRENT ASSETS

   Cash                                                         $  --        $  --
                                                                -------      -------

       Total Current Assets                                     $  --        $  --
                                                                =======      =======





LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts payable                                             $  --        $  --
                                                                -------      -------

       Total Current Liabilities                                   --           --
                                                                -------      -------

STOCKHOLDERS' EQUITY

    Preferred stock
        10,000,000 shares authorized at $0.001 par value;
         none outstanding                                          --           --
   Common stock
       100,000,000 shares authorized at $0.001 par value;
       4,320,000 shares issued and outstanding on January 31;
       4,020,000 shares on December 31                            4,320        4,020
    Capital in excess of par value                               (3,500)      (3,500)
    Deficit accumulated during development stage                   (820)        (520)
                                                                -------      -------
         Total Stockholders' Equity                                --           --
                                                                -------      -------

                                                                $  --        $  --
                                                                =======      =======


    The accompanying notes are an integral part of these financial statements

                         FOOD PALACE INTERNATIONAL, INC.
                           (Development Stage Company)
                            STATEMENTS OF OPERATIONS
                For the One Month Ended January 31, 2002 and the
              Years Ended December 31, 2001 and 2000 and the Period
             April 21, 1998 (date of inception ) to January 31, 2002

--------------------------------------------------------------------------------



                                Jan 31,    Dec 31,   Dec 31,     Apr 21, 1998
                                 2002       2001      2000     to Jan 31, 2002
                                -------    -------   -------   ---------------


REVENUES                        $  --      $  --     $  --       $        --

EXPENSES                            300       --        --                 820
                                -------    -------   -------     -------------

NET LOSS                        $  (300)   $  --     $  --       $        (820)
                                =======    =======   =======     =============





NET LOSS PER COMMON SHARE

   Basic                        $  --      $  --     $  --
                                -------    -------   -------



WEIGHTED AVERAGE
   OUTSTANDING SHARES

    Basic (stated in 1,000's)     4,320      4,020     4,020
                                 -------    -------   -------









   The accompanying notes are an integral part of these financial statements.


                                FOOD PALACE INTERNATIONAL, INC.
                                  (Development Stage Company)
                         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            For the Period April 21, 1998 (date of inception ) to January 31, 2002

---------------------------------------------------------------------------------------------


                                            Common Stock           Capital in
                                        -----------------------    Excess of    Accumulated
                                          Shares       Amount      Par Value       Deficit
                                        ----------   ----------   -----------  -------------
Balance April 21, 1998                        --     $     --     $     --      $     --

Issuance of common stock for
   expenses at $.001 - 1998                520,000          520         --            --

Issuance of common stock for a
   license  - 1998 - Note 3              3,500,000        3,500       (3,500)         --

Net operating loss for the year ended
    December 31, 1998                         --           --           --            (520)

Net operating loss for the year ended
    December 31, 1999                         --           --            --            --

Net operating loss for the year ended
    December 31, 2000                         --           --           --            --

Net operating loss for the year ended
    December 31, 2001                         --           --           --            --



Balance December 31, 2001                4,020,000        4,020        (3,500)        (520)

Issuance of common stock for
   expenses at $.001 -  January 2002       300,000          300         --            --

Net operating loss for the one month
   ended January  31, 2002                    --           --           --            (300)


Balance January 31, 2002                 4,320,000   $    4,320   $   (3,500)      $ ( 820)
                                        ==========   ==========    ==========    ==========








          The accompanying notes are an integral part of these financial statements.



                                       FOOD PALACE INTERNATIONAL, INC.
                                         (Development Stage Company)
                                           STATEMENT OF CASH FLOWS
                               For the One Month Ended January 31, 2002 and the
                            Years Ended December 31, 2001 and 2000 and the Period
                           April 21, 1998 (date of inception ) to January 31, 2002

------------------------------------------------------------------------------------------------------------


                                                      Jan 31,       Dec 31,      Dec 31,     Apr 21, 1998 to
                                                       2002          2001         2000        Jan 31, 2002
                                                    ----------    ----------   ----------   ---------------
CASH FLOWS FROM
   OPERATING ACTIVITIES

   Net loss                                         $     (300)   $     --     $     --     $          (820)


   Adjustments to reconcile net loss to
   net cash provided by operating activities


          Issuance common stock for expenses               300          --           --                 820

               Net Change in Cash from Operations         --            --           --                --
                                                    ----------    ----------   ----------   ---------------

CASH FLOWS FROM INVESTING
   ACTIVITIES
                                                          --            --           --                --
                                                    ----------    ----------   ----------   ---------------

CASH FLOWS FROM FINANCING
   ACTIVITIES
                                                          --            --           --                --
                                                    ----------    ----------   ----------   ---------------


   Net Increase  (Decrease) in Cash                       --            --           --                --

   Cash at Beginning of Period                            --            --           --                --
                                                    ----------    ----------   ----------   ---------------

   Cash at End of Period                            $     --      $     --     $     --     $          --
                                                    ==========    ==========   ==========   ===============




                  The accompanying notes are an integral part of these financial statements

                         FOOD PALACE INTERNATIONAL, INC.
                          ( Development Stage Company)
                      STATEMENTS OF CASH FLOWS (Continued)
         Period April 21, 1998 (Date of Inception ) to January 31, 2002

--------------------------------------------------------------------------------


SCHEDULE OF NONCASH OPERATING   ACTIVITIES

Issuance of 520,000 common shares for expenses - related parties - 1998   $ 520
                                                                          ------

Issuance of 3,500,000 common shares for license - related parties - 1998     -
                                                                          ------

Issuance of 300,000 common shares for expenses - related parties - 2002      300
                                                                          ------















   The accompanying notes are an integral part of these financial statements.

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


1.     ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on April 21, 1998 with authorized common stock of 20,000,000 shares at a par value of $0.001 and preferred stock of 10,000,000 at a par value of $0.001 with the name "Tejon Acquisition Corp". On January 25, 2002 the domicile was changed to the state of Nevada with an increase in the authorized common stock to 100,000,000 shares with the same par value and a name change to "Food Palace International, Inc." No terms or conditions have been determined for the preferred stock.

The Company is engaged in the activity of the establishment of a Company owned and franchising of a proprietary specialty Latin American grocery store and full service bakery and delicatessen and is currently seeking financing to market the system. The Company is in the development stage.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On January 31, 2002, the Company had a net operating loss available for carry forward of $820. The income tax benefit of approximately $246 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has no operations. The loss carryover will expire in 2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
---------------------

The carrying amounts of financial instruments are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS  WITH  RELATED  PARTIES

The Company acquired a license, from a related party, for the exclusive proprietary rights to market, distribute, and franchise a specialty Latin American grocery store, an on-site tortilla factory, a full service bakery, and a take out delicatessen for North America. The license includes recipes, formulations, operational format, systems and marketing materials. No value was recorded for the license agreement because a predecessor cost was undeterminable.

30% of the outstanding common capital stock of the Company has been acquired by Daniel Najor (president and board chairman) and Nazar Najor (secretary treasure and director) and their families.

The Company has issued common capital stock to the related parties above as follows:

     520,000 common shares for expenses  -  1998                          $ 520
                                                                          ------
     3,500,000 common shares for a license - 1998                             -
                                                                          ------
     300,000 common shares for expenses -  2002                              300
                                                                          ------

                         FOOD PALACE INTERNATIONAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


4.  GOING CONCERN

The Company intends to further develop the license agreement outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.

Part II - Information Not Required in Prospectus
------------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     FPAL's Bylaws provide that it indemnify its agents which includes its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of FPAL or a fiduciary of an employee benefit plan, or is or was serving at the request of FPAL as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability insurance will be purchased following FPAL's proposed financing. The effect of these provisions is potentially to indemnify FPAL's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with FPAL. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of FPAL filed as Exhibit 1.2, provide that it will indemnify its agents, i.e. officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of FPAL, absent a finding of negligence or misconduct in office. FPAL's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not FPAL has the power to indemnify such person against liability for any of those acts.



                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         FPAL estimates the expense of this offering is as follows:

SEC registration fee..................................................$    956.
Printing and engraving expenses........................................  1,250.
Attorneys' fees and expenses...........................................  5,000.
Accountants' fees and expenses.........................................  5,000.
Transfer agent's and registrar's fees and expenses ....................    500.
Miscellaneous..........................................................  2,294.

Total.................................................................$ 15,000.
                                                                      ==========

         The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, FPAL has sold or issued the following common shares of restricted stock.

          May 3, 1998 - 200,000 restricted common shares of stock were issued in exchange for officers and directors services. These common shares of stock were issued to:

               100,000 to Daniel Najor, President and Board Chairman 100,000 to Nazar Najor, Secretary/Treasurer and Director

          July 14, 1998 - 20,000 restricted common shares were issued to shareholders of Hillcrest Projects, Ltd. for an option to market a soy substitute milk product.

          September 18, 1998 - 3,500,000 restricted common shares of stock were issued to Contexual Trading Co., Inc. (or designees) for the license rights to the FPAL concept.

          September 24, 1998 - 300,000 restricted common shares of stock were issued to Contexual Trading Co., Inc,. (or designees) for the management services pertaining to the license agreement.

          January 24, 2002, - 300,000 restricted common shares of stock were issued in exchange for officers and directors services, These common shares of stock were issued to:

                150,000 to Daniel Najor
                150,000 to Nazar Najor





                                    Exhibits

     The following exhibits are filed as part of this Registration Statement:


   Exhibit
   Number    Description
   --------  ----------------------------------------------------------------
    2.1      Articles of Merger & Plan of Reorganization & Change of Domicile

    3.1      Articles of Incorporation

    3.2      Bylaws

    4.1      Specimen Stock Certificate

    4.2      Stock Subscription

    5.1      Opinion Re: Legality

   10.1      Option Agreement

   10.2      License Agreement

   23.1      Consent of Auditors

                                  UNDERTAKINGS

The Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide Offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on February 22, 2002.

FOOD PALACE INTERNATIONAL, INC.


By: /s/ Daniel Najor
    ------------------------
    Daniel Najor, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

-------------------------------------------------------------------------------


/s/  Daniel Najor                                              February 22, 2002
------------------------
Daniel Najor                President, Board Chairman,
                            Principal Executive Officer,


/s/  Nazar Najor                                               February 22, 2002
-------------------------
Nazar Najor                 Secretary/Treasurer & Director and
                            Principal Financial
                            and Accounting Officer
--------------------------------------------------------------------------------